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                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (date of earliest event reported):  DECEMBER 11, 1996


                        TITAN WHEEL INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its Charter)


                                    ILLINOIS
                            (State of Incorporation)


        1-12936                                         36-3228472
(Commission File Number)                   (I.R.S. Employer Identification No.)


                     2701 SPRUCE STREET, QUINCY, IL  62301
          (Address of principal executive offices, including Zip Code)


                                 (217) 228-6011
                               (Telephone Number)


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ITEM 5.                         OTHER EVENTS


Titan Wheel International, Inc. ("Titan") announced that it is redeeming all of the 4 3/4 percent convertible subordinated notes due in the year 2000 at a redemption price of 102.714 percent plus accrued interest. The redemption date will be December 30, 1996.

Currently there is approximately $85.279 million outstanding in principal amount of the notes. The cutoff date for converting the notes to Titan common stock will be 5:00 p.m. eastern standard time on December 27, 1996. The conversion ratio is 80 shares of Titan common stock per $1,000 note (this equates to a conversion price of $12.50 a share).
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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        TITAN WHEEL INTERNATIONAL, INC.
                                        --------------------------------------
                                                  (REGISTRANT)


DATE:  DECEMBER 11, 1996                 BY:  Kent W. Hackamack
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                                              Kent W. Hackamack
                                              Controller/Treasurer
                                              (Chief accounting officer
                                              and authorized signatory)